Exhibit 99.1

Marten Transport Announces Third Quarter Results

Tenth Consecutive Quarter of Year-Over-Year Profit Growth

MONDOVI, Wis., Oct. 16, 2012 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported a 2.9% increase in net income to $6.5 million, or 29 cents per diluted share, for the third quarter ended September 30, 2012, from $6.3 million, or 29 cents per diluted share, for the third quarter of 2011. Net income increased 17.6% for the 2012 nine-month period to $19.5 million, or 88 cents per diluted share, from $16.6 million, or 75 cents per diluted share, in the 2011 nine-month period. It was the Company's tenth consecutive year-over-year increase in quarterly profitability.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $163.6 million in the third quarter of 2012 from $156.3 million in the third quarter of 2011, and increased to $472.0 million in the 2012 nine-month period from $445.3 million in the 2011 nine-month period. Operating revenue, net of fuel surcharges, increased 4.6% to $133.3 million in the 2012 quarter from $127.5 million in the 2011 quarter, and increased 5.9% to $383.2 million in the 2012 nine-month period from $361.8 million in the 2011 nine-month period. Fuel surcharge revenue increased to $30.3 million for the third quarter of 2012 from $28.8 million in the 2011 quarter, and increased to $88.9 million for the 2012 nine-month period from $83.5 million for the 2011 nine-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, increased to 92.6% for the third quarter of 2012 from 91.3% for the third quarter of 2011, and improved to 91.5% for the 2012 nine-month period from 91.7% for the 2011 nine-month period.

Marten's effective income tax rate decreased to 33.4% for the third quarter of 2012 from 41.4% for the third quarter of 2011, primarily due to a decrease to the Company's deferred income tax liability as a result of a change in income apportionment for several states. As a result, Marten's effective income tax rate decreased to 39.3% for the 2012 nine-month period from 43.4% for the 2011 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, "While our earnings were negatively impacted by near-term headwinds – steadily rising diesel fuel prices, extreme heat and the persistently weak economy impacting volumes – we remain confident in our long-term strategy. We continue to develop a diverse customer base that gains value from and expands all of our operating units.

"In spite of the challenging circumstances, our truckload and intermodal revenue, each net of fuel surcharges, increased 5.4% and 11.2%, respectively, over last year's third quarter, while our brokerage revenue increased 7.9% over the same period. We continue to see improvement in our average truckload revenue, net of fuel surcharges, per tractor per week, which increased 7.3% in the third quarter over the same quarter last year, but the improvement was offset by increased costs in driver wages and net fuel expense.

"Our customer base benefits from our flexible and efficient regional operations, now representing 72.2% of our truckload fleet compared with 64.8% as of a year earlier."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the NASDAQ Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

(In thousands, except share information)	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$5,127	$20,821
Receivables:
Trade, net	68,841	59,385
Other	4,738	3,430
Prepaid expenses and other	13,186	15,426
Deferred income taxes	2,431	2,738
Total current assets	94,323	101,800
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	556,323	523,974
Accumulated depreciation	(149,280)	(155,774)
Net property and equipment	407,043	368,200
Other assets	606	579
TOTAL ASSETS	$501,972	$470,579

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$40,782	$33,343
Insurance and claims accruals	13,327	13,042
Total current liabilities	54,109	46,385
Deferred income taxes	107,251	103,835
Total liabilities	161,360	150,220

Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 22,071,249 shares at September 30, 2012, and 21,984,597 shares at December 31, 2011, issued and outstanding	221	220
Additional paid-in capital	82,090	80,078
Retained earnings	255,875	237,872
Total Marten Transport, Ltd. stockholders' equity	338,186	318,170
Noncontrolling interest	2,426	2,189
Total stockholders' equity	340,612	320,359
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$501,972	$470,579

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share information)	2012	2011	2012	2011

OPERATING REVENUE	$163,606	$156,348	$472,044	$445,339

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	42,352	37,775	120,021	108,287
Purchased transportation	32,428	31,354	92,021	89,362
Fuel and fuel taxes	43,020	40,590	121,659	115,845
Supplies and maintenance	10,581	11,030	29,958	30,466
Depreciation	15,537	14,758	45,114	42,358
Operating taxes and licenses	1,694	1,644	4,893	4,577
Insurance and claims	4,809	4,617	15,816	13,330
Communications and utilities	1,265	1,168	3,637	3,396
Gain on disposition of revenue equipment	(1,349)	(1,084)	(4,053)	(2,819)
Other	3,429	3,385	10,336	10,458
Total operating expenses	153,766	145,237	439,402	415,260

OPERATING INCOME	9,840	11,111	32,642	30,079

NET INTEREST INCOME	(6)	(18)	(40)	(6)

INCOME BEFORE INCOME TAXES	9,846	11,129	32,682	30,085
Less: Income before income taxes attributable to noncontrolling interest	61	318	467	708

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	9,785	10,811	32,215	29,377

PROVISION FOR INCOME TAXES	3,267	4,478	12,667	12,755

NET INCOME	$6,518	$6,333	$19,548	$16,622

BASIC EARNINGS PER COMMON SHARE	$0.30	$0.29	$0.89	$0.76

DILUTED EARNINGS PER COMMON SHARE	$0.29	$0.29	$0.88	$0.75

DIVIDENDS PAID PER COMMON SHARE	$0.025	$0.02	$0.07	$0.06

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended September 30,		Dollar Change Three Months Ended September 30,	Percentage Change Three Months Ended September 30,
(Dollars in thousands)	2012	2011	2012 vs. 2011	2012 vs. 2011
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$96,938	$92,003	$4,935	5.4%
Truckload fuel surcharge revenue	25,931	24,849	1,082	4.4
Total Truckload revenue	122,869	116,852	6,017	5.1

Logistics revenue, net of intermodal fuel surcharge revenue	36,408	35,500	908	2.6
Intermodal fuel surcharge revenue	4,329	3,996	333	8.3
Total Logistics revenue	40,737	39,496	1,241	3.1

Total operating revenue	$163,606	$156,348	$7,258	4.6%

Operating income:
Truckload	$7,938	$9,174	$(1,236)	(13.5)%
Logistics	1,902	1,937	(35)	(1.8)
Total operating income	$9,840	$11,111	$(1,271)	(11.4)%

Operating ratio:
Truckload	93.5%	92.1%		1.5%
Logistics	95.3	95.1		0.2
Consolidated operating ratio	94.0%	92.9%		1.2%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Nine Months Ended September 30,		Dollar Change Nine Months Ended September 30,	Percentage Change Nine Months Ended September 30,
(Dollars in thousands)	2012	2011	2012 vs. 2011	2012 vs. 2011
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$280,284	$263,613	$16,671	6.3%
Truckload fuel surcharge revenue	77,305	72,463	4,842	6.7
Total Truckload revenue	357,589	336,076	21,513	6.4

Logistics revenue, net of intermodal fuel surcharge revenue	102,889	98,221	4,668	4.8
Intermodal fuel surcharge revenue	11,566	11,042	524	4.7
Total Logistics revenue	114,455	109,263	5,192	4.8

Total operating revenue	$472,044	$445,339	$26,705	6.0%

Operating income:
Truckload	$26,039	$24,097	$1,942	8.1%
Logistics	6,603	5,982	621	10.4
Total operating income	$32,642	$30,079	$2,563	8.5%

Operating ratio:
Truckload	92.7%	92.8%		(0.1)%
Logistics	94.2	94.5		(0.3)
Consolidated operating ratio	93.1%	93.2%		(0.1)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Truckload Segment:
Total Truckload revenue (in thousands)	$122,869	$116,852	$357,589	$336,076
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,398	$3,168	$3,322	$3,143
Average tractors(1)	2,171	2,210	2,155	2,151
Average miles per trip	630	617	624	629
Non-revenue miles percentage(2)	11.4%	11.4%	11.2%	10.8%
Total miles – company-employed drivers (in thousands)	54,903	51,433	159,700	150,083
Total miles – independent contractors (in thousands)	1,067	1,513	3,686	5,588

Logistics Segment:
Total Logistics revenue (in thousands)	$40,737	$39,496	$114,455	$109,263
Brokerage:
Marten Transport
Revenue (in thousands)	$13,076	$12,116	$39,740	$35,795
Loads	8,172	6,336	24,130	18,485
MWL
Revenue (in thousands)	$7,576	$9,215	$23,906	$25,454
Loads	4,260	4,672	12,479	13,179
Intermodal:
Revenue (in thousands)	$20,085	$18,165	$50,809	$48,014
Loads	7,642	6,508	19,527	18,064
Average tractors	68	80	59	74

At September 30, 2012 and September 30, 2011:
Total tractors(1)	2,267	2,302
Average age of company tractors (in years)	2.0	2.5
Total trailers	4,166	4,018
Average age of company trailers (in years)	2.2	2.5
Ratio of trailers to tractors(1)	1.8	1.7

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011

Net cash provided by operating activities	$22,777	$18,288	$62,789	$60,744
Net cash used for investing activities	22,302	12,193	77,606	24,072

Weighted average shares outstanding:
Basic	22,071	21,985	22,057	21,978
Diluted	22,148	22,074	22,150	22,078

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 43 and 52 tractors as of September 30, 2012, and 2011, respectively.

(2) Represents the percentage of miles for which the company is not compensated.

CONTACT: Tim Kohl, President
         Jim Hinnendael, Chief Financial Officer
         Marten Transport, Ltd.
         715-926-4216